[Letterhead of Rosenberg Smith & Partners]







January 6, 2004


Consent of Independent Auditors




    We hereby consent to the use in this Registration Statement in Form SB-2 of our auditors' report included herein dated September 12, 2003 except for
Note 11 and 19 which is as of January 2, 2004, relating to the consolidated financial statements of On the Go Healthcare, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.



/s/Rosenberg Smith & Partners
-----------------------------
Rosenberg Smith & Partners
Chartered Accountants
Concord, Ontario

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